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                                                                   EXHIBIT 99.1

                       EQUITY RESIDENTIAL PROPERTIES TRUST
                            Two North Riverside Plaza
        P                    Chicago, Illinois  60606
        R
        O
        X THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF EQUITY
        Y                 RESIDENTIAL PROPERTIES TRUST.

                   The undersigned hereby appoints Samuel Zell, Douglas
                   Crocker II, David J. Neithercut and Bruce C. Strohm, and each of them, proxies, with power of substitution and revocation, acting by majority of those present and voting or if only one is present and voting then that one, to vote the common shares of beneficial interest of Equity Residential Properties Trust which the undersigned is entitled to vote as designated herein, at the special meeting of shareholders to be held at One North Franklin Street, Chicago, Illinois, on Thursday, October 15, 1998 at 10:00 a.m., local time, and at any adjournment thereof, with all the powers the undersigned would possess if present.

                   PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.


                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)




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|X|      Please mark
         votes as in
         this example.


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
    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS INSTRUCTED HEREIN BY
    THE UNDERSIGNED SHAREHOLDER. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL
    BE VOTED FOR ITEMS 1 AND 2.

1.  Approval of the merger of Merry Land & Investment Company, Inc. a Georgia              FOR          AGAINST         ABSTAIN
    corporation ("Merry Land"), into Equity Residential Properties Trust,                  [  ]           [  ]            [  ]
    a Maryland real estate investment trust ("EQR"), and, in the alternative, the merger of Merry Land Merger Subsidiary, Inc., a newly formed subsidiary of Merry Land, into EQR, all pursuant to an Agreement and Plan of Merger entered into by EQR and Merry Land on July 8, 1998, as amended (collectively, the "Merger").

2.  Approval of an increase in the total number of authorized shares of                    [  ]           [  ]            [  ]
    beneficial interest of EQR from 300,000,000 to 450,000,000 and an increase in the number of authorized common shares of  beneficial interest of EQR from
    200,000,000 to 350,000,000 in the Merger.

3.  Upon any other matter which may properly come before the meeting.


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                                                 MARK HERE
                                               FOR ADDRESS [  ]
                                                CHANGE AND
                                              NOTE AT LEFT


                                         Please sign exactly as name appears on
                                         this Proxy. When shares are held by
                                         joint tenants, both should sign. When
                                         signing as attorney, executor,
                                         administrator, trustee or guardian,
                                         please give full title as such. If a
                                         corporation, please sign in full
                                         corporate name by an authorized
                                         officer. If a partnership, please sign
                                         in partnership name by an authorized
                                         person.

                                         The undersigned hereby revokes any
                                         proxy or proxies heretofore given to
                                         vote such shares at said meeting or any
                                         adjournment thereof.


Signature: _______________ Date:______________

Signature: _______________ Date:______________